Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of XRS Corporation, a Minnesota corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of September 8, 2014.

AMUNDSEN MERGER SUB CORP.

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact

AMUNDSEN HOLDINGS, LLC

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact

VEPF IV AIV I, L.P.

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact

VISTA EQUITY PARTNERS FUND IV GP, LLC

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact

VEFIIGP, LLC

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact

ROBERT F. SMITH

By:	/s/ John Warnken-Brill
Name:	John Warnken-Brill
Title:	Attorney-in-Fact